EXHIBIT 99.1

CERTIFICATIONS BY PRINCIPAL EXECUTIVE

OFFICER AND PRINCIPAL FINANCIAL OFFICER

REGARDING FACTS AND CIRCUMSTANCES RELATING

TO FORM 10-Q FOR FISCAL QUARTER ENDED JANUARY 31, 2003

I, Joseph M. Harris, President and Chief Executive Officer, state and attest that to the best of my knowledge, based upon a review of HLM Design, Inc.’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended January 31, 2003 (the “Report”):

(1) the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of HLM Design, Inc.

/s/ JOSEPH M. HARRIS
Joseph M. Harris President and Chief Executive Officer HLM Design, Inc.

Date: March 17, 2003

I, Vernon B. Brannon, Senior Vice President, Chief Operating Office and Chief Financial Officer, state and attest that to the best of my knowledge, based upon a review of HLM Design, Inc.’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended January 31, 2003 (the “Report”):

(1) the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of HLM Design, Inc.

/s/ VERNON B. BRANNON
Vernon B. Brannon Chief Financial Officer HLM Design, Inc.

Date: March 17, 2003